Exhibit (j)(11)
LAUDUS TRUST
LAUDUS INSTITUTIONAL TRUST
POWER OF ATTORNEY
     I, the undersigned trustee and/or officer of Laudus Trust, a Massachusetts business trust, and Laudus Institutional Trust, a Delaware statutory trust (each, a “Trust”), do hereby constitute and appoint Koji Felton, Catherine M. MacGregor, Shelley A. Harding, Robert W. Helm, Douglas P. Dick and Kevin F. Cahill, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N-1A of each Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.
     WITNESS my hand on the date set forth below.

/s/ George Pereira George Pereira	Date: September 13, 2010
Treasurer and Chief Financial Officer